Exhibit 99.1

For Immediate Release

Cushman & Wakefield Announces Closing of $400 Million Senior Secured Notes Offering and $1,000 Million Term Loan Facility

Proceeds used to refinance 2025 Senior Secured Term Loan

Provides financial flexibility to execute on strategic priorities

Retains strong liquidity and enhances balance sheet profile

Chicago, August 24, 2023 – Cushman & Wakefield plc (NYSE: CWK) (“Cushman & Wakefield”) today announced that its indirect wholly owned subsidiary, Cushman & Wakefield U.S. Borrower, LLC (the “Company”), has closed its previously announced offering of $400 million of its 8.875% senior secured notes due 2031 (the “Notes”). The Notes were offered in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

Concurrent with the closing of the Notes, the Company closed its previously announced new $1,000 million term loan facility with a maturity of January 31, 2030, which will bear interest at a rate of Term SOFR plus 4.00% with a 0.50% Term SOFR floor.

The net proceeds from the offering and new term loan facility were used to refinance $1,400 million of existing indebtedness outstanding under the Company’s $1,593 million Senior Secured Term Loan maturing August 21, 2025. In advance of the August 21, 2025 maturity, the Company expects to repay the remaining $193 million of the Senior Secured Term Loan using on-hand cash and cash equivalents.

Following this refinancing the Company’s blended annual interest rate will be approximately 8% on the Company’s total indebtedness.

“The success of this refinancing transaction reinforces our commitment to enhancing our financial flexibility and maintaining our balance sheet strength,” said Michelle MacKay, Chief Executive Officer of Cushman & Wakefield. “By extending our debt maturity profile and with our $1.6 billion of available liquidity as of June 30, 2023, we believe that we are well positioned to execute on our strategic priorities and allocate capital into growth sectors as the market recovers.”

“We appreciate the strong support from our investors, lenders and banking partners, which we believe reflects confidence in our industry’s long-term fundamentals, our resilient business model and our strong team,” said Neil Johnston, Chief Financial Officer of Cushman & Wakefield.

The Notes are guaranteed by DTZ UK Guarantor Limited (“Holdings”), a private limited company organized under the laws of England and Wales and a direct wholly owned subsidiary of Cushman & Wakefield, and each of Holdings’ existing and future wholly owned domestic restricted subsidiaries (other than the Company) and U.K. restricted subsidiaries, in each case, that guarantee the Company’s obligations under its existing senior secured credit facility and existing 6.750% senior secured notes due 2028.

The Notes were offered and sold in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act, and to certain non-U.S. persons in transactions outside of the United States in reliance on Regulation S under the Securities Act. The Notes will not be registered under the Securities Act or the securities laws of any state or jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

This press release does not constitute an offer to sell or the solicitation of an offer to purchase the Notes, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cushman & Wakefield

Cushman & Wakefield (NYSE: CWK) is a leading global real estate services firm that delivers exceptional value for real estate occupiers and owners. Cushman & Wakefield is among the largest real estate services firms with approximately 52,000 employees in over 400 offices and approximately 60 countries. In 2022, the firm had total revenue of $10.1 billion across core services of property, facilities and project management, leasing, capital markets, valuation and other services.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. These statements can be identified by the fact that they do not relate strictly to historical or current facts, and you can often identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “strives,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “goal,” “projects,” “forecasts,” “shall,” “contemplates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this press release are based upon our historical performance and on our current plans, estimates and expectations in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity.

Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. You should not place undue reliance on any forward-looking statements and should consider the factors discussed in Cushman & Wakefield’s annual report on Form 10-K for the year ended December 31, 2022, including those discussed under “Item 1A—Risk Factors” therein.

The forward-looking statements included in this press release are made as of the date hereof, and except as required by law, Cushman & Wakefield undertakes no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this press release.

INVESTOR RELATIONS	MEDIA CONTACT

Megan McGrath	Aixa Velez
Investor Relations	Corporate Communications
+1 312 338 7860	+1 312 424 8195
IR@cushwake.com	aixa.velez@cushwake.com